EXHIBIT 23B

                INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-88502 of Trailer Bridge, Inc. on Form S-8 of our report dated April 12, 2003, appearing in this Annual Report on Form 10-K of Trailer Bridge, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Jacksonville, Florida
April 14, 2003